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                                                                   EXHIBIT 10.32

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                               PLEDGE AGREEMENT

                                      BY

                                CG MEMBER, INC.

                              FOR THE BENEFIT OF

                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION

                                     DATED
                                     AS OF

                               JANUARY 24, 1997.

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                               PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Agreement"), dated as of the 24th day of January, 1997, is made by CG Member, Inc. ("Grantor") in favor of Colorado Springs Production Credit Association ("Secured Party").


                                   BACKGROUND

     In order to induce Secured Party to make loans and other financial accommodations available to Colorado Greenhouse, Inc. ("CGI"), a wholly-owned subsidiary of Colorado Greenhouse Holdings, Inc. ("Holdings"), of which Grantor is a wholly-owned subsidiary, and for the benefit of Colorado Greenhouse, LLC ("LLC"), a wholly-owned subsidiary of Grantor, and from which loans and other financial accommodations Grantor expects to profit, this Agreement is hereby made in favor of Secured Party to secure the payment and performance of the Secured Obligations (hereinafter defined) of CGI and LLC.


                                   AGREEMENT

     NOW, THEREFORE, in order to induce Secured Party to extend credit to CGI, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Grantor hereby represents, warrants, covenants, agrees and pledges as follows:

     SECTION 1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

     LOAN DOCUMENTS shall have the meaning given to that term in the Master Loan Agreement.

     MEMBER INTERESTS shall mean all interests of Grantor in LLC, whether or not such interests are represented by certificates, and certificates, instruments or other documents, now or hereafter representing or evidencing any Pledged Securities.

     SECURED OBLIGATIONS shall mean (1) the payment and performance of all obligations of Holdings, CGI and LLC under the Master Loan Agreement, Construction Loan Supplement, LLCLoan Supplement, Line of Credit and all of the Loan Documents (as defined in the Master Loan Agreement) contemplated in all of the foregoing, whether now existing or hereafter arising; and (2) the payment of all other indebtedness and the performance of all other obligations of the Grantor to Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, or liquidated or unliquidated.

     PLEDGED COLLATERAL shall mean the Pledged Securities, the Member Interests representing or evidencing the same, all right, title, interest, privileges, benefits, and preferences appertaining or incidental to such Pledged Securities, and any and all proceeds and products of the Pledged Securities (including, without limitation, all dividends, distributions, collections, redemption payments, liquidation payments, cash, and instruments).

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     PLEDGED SECURITIES shall mean:  (1) the Member Interests; (2) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock or member interests in such entity or entities; and (3) any and all securities, certificates, agreements, instruments or other documents now or hereafter issued in substitution, exchange or replacement of any of the foregoing or with respect thereto.

     SECTION 2.  CREATION OF SECURITY INTEREST.

          (A) PLEDGE OF PLEDGED COLLATERAL. As security for the Secured Obligations, Grantor hereby pledges and grants to Secured Party a interest in and to the Pledged Collateral.

          (B) DELIVERY OF CERTAIN PLEDGED COLLATERAL. Simultaneously with the execution hereof, Grantor shall cause to be pledged and delivered to Secured Party such financing statements as may be necessary, in form and content satisfactory to Secured Party which, in its reasonable judgment, is necessary to perfect the security interest in the Pledged Collateral.

          (C) NO MERGER. In the event that Secured Party acquires the ownership of the Pledged Collateral by exercise of the rights granted herein or otherwise, such ownership interest shall not merge with the Secured Obligations, and security interests granted in the Loan Documents shall remain in full force, effectiveness and enforceability at the option of the Secured Party.

          (D) CHANGE IN MANAGEMENT OF LLC. Notwithstanding the pledge of the Pledged Collateral and the other rights granted to Secured Party herein, Secured Party agrees that in the event of Secured Party's election to exercise its voting rights under Section 6(A) hereof, Secured Party will not remove or replace the officers or directors of LLC or change their respective authority to manage the affairs of LLC unless there shall be any amounts with respect to Advances (as defined in the Line of Credit), interest or other obligations then outstanding under the Line of Credit, and an "Event of Default" (as defined in the Line of Credit) has occurred and is continuing under the LLC's Secured Obligations with CGI.

     SECTION 3. FURTHER ASSURANCES. Grantor agrees that at any time, from time to time, and at the expense of Grantor, Grantor will promptly execute, deliver, and file or record such financing statements, instruments and documents, and will take all further actions, that Secured Party may reasonably require in order to: (A) perfect and protect any pledge or security interest granted hereby; (B) enable Secured Party to exercise and enforce Secured Party's rights and remedies hereunder; and (C) preserve, protect, and maintain the Pledged Collateral and the value thereof, including, without limitation, paying all taxes, assessments, and other charges imposed on or relating to the Pledged Collateral.

     SECTION 4. WAIVER OF SURETY'S DEFENSES. This Agreement, being in the nature of an agreement of a surety, may give rise to certain defenses of a surety or guarantor, which defenses Grantor intends to waive. Wherefore, Grantor acknowledges and agrees that this Agreement is an absolute and independent obligation of the Grantor and therefore waives any right to require that any action be brought against the borrower, another guarantor or any other Person or entity which is liable for all or any part of the Secured Obligations, or to require that resort be had at any time to any security for the Secured Obligations or to any right of setoff or similar right. The Grantor's obligations hereunder shall be payable on demand and shall be absolute and unconditional irrespective of (and the Grantor hereby expressly waives any defense or claim of discharge based on): (i) the alteration or modification from time to time (whether material or otherwise); (ii) the waiver by Secured Party of the borrower's

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compliance with any of the terms and conditions of the Loan Documents; (iii) the forbearance by Secured Party from exercising any right or remedy it may have under the Loan Documents or under law; (iv) any inability, failure, neglect or omission to obtain, perfect, maintain, enforce, or realize upon any collateral for the Secured Obligations, or to pursue or obtain any deficiency judgment against the borrower following any foreclosure of any security interest, mortgage or deed of trust; (v) the loss or impairment of any collateral, the subordination or release of Secured Party's Lien thereon, or the sale, pledge, surrender, exchange or substitution of any collateral; (vi) Secured Party's releasing, waiving, discharging, or modifying the obligations of one or more other guarantors (whether a party hereto or to a separate agreement with Secured Party); (vii) the acceptance by Secured Party of any partial payment on the Secured Obligations or any collateral therefor, or Secured Party settling, subordinating, compromising, discharging, or releasing the Secured Obligations or any collateral therefor; (viii) the unenforceability of the Loan Documents;
(ix) any defenses or counterclaims assertable by the borrower, including any defense or counterclaim based on failure of consideration, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, and accord and satisfaction; (x) any setoff, counterclaim, recoupment or similar right assertable by the borrower, the Grantor, or other guarantor (whether a party hereto or to a separate guarantee); or (xi) any other circumstance which constitutes a legal or equitable discharge of a guarantor or surety. The Grantor hereby agrees that all indebtedness and other obligations of the borrower (now existing or hereafter incurred) to the Grantor are and shall be subordinated in right of payment to the prior payment in full by the borrower of its obligations to Secured Party under the Loan Documents. During the existence of a default under the Loan Documents, no payments by the borrower shall be accepted by the Grantor with respect to such subordinated obligations and, if any such payments are inadvertently received, the same shall be held in trust and promptly turned over to Secured Party. The Grantor hereby waives all claims, rights or remedies that it may have at law or in equity (including, without limitation, any law subrogating the Grantor to the rights of Secured Party) to seek contribution, indemnification, or any other form of reimbursement from the borrower, any other guarantor, or any other person or entity now or hereafter primarily or secondarily liable for any obligations of the Grantor to Secured Party for any disbursement made by the Grantor under or in connection with this Agreement or otherwise. The Grantor hereby stipulates and agrees that any such disbursement made by the Grantor shall be a contribution to the equity capital of the borrower.

     SECTION 5. GRANTOR'S VOTING RIGHTS; DIVIDENDS; ETC. So long as no "Event of Default" (as such term is defined in any Loan Document) occurs and remains continuing:

          (A) VOTING RIGHTS. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Loan Documents.

          (B) DIVIDEND AND DISTRIBUTION RIGHTS. Grantor shall be entitled to receive and to retain and use any and all dividends or distributions and all cash or other property paid, payable or otherwise paid or distributed in respect of the Pledged Securities; PROVIDED, HOWEVER, that any and all such dividends or
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distributions received in the form of Member Interests, and the like shall be delivered to the Secured Party to hold as Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of the Grantor, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

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     SECTION 6.  GRANTOR'S RIGHTS DURING EVENT OF DEFAULT.  When an Event of
Default has occurred and is continuing:

          (A) VOTING, DIVIDEND, AND DISTRIBUTION RIGHTS. At the option of Secured Party, all rights of Grantor to exercise the voting and other consensual rights which would otherwise be entitled to exercise pursuant to Section 5(A) above and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(B) above, shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon, but subject to Section 2(D), have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. Secured Party shall, after deciding to exercise voting rights with respect to the Pledged Collateral, give notice thereof to Grantor; PROVIDED, HOWEVER, that: (1) neither the giving of
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such notice nor the receipt thereof by Grantor shall be a condition to exercise of any rights of Secured Party hereunder; and (2) Secured Party shall incur no liability for failing to give such notice.

          (B) DIVIDENDS AND DISTRIBUTIONS HELD IN TRUST. All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

     SECTION 7. IRREVOCABLE PROXY. Grantor hereby revokes all previous proxies with regard to the Pledged Securities and appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders, partners or other owners of the Companies held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders, partners or other owners of the Companies executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted the Pledged Securities or had personally signed the written consents; PROVIDED, HOWEVER, that the proxyholder
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shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default and only in the event the Secured Party, as proxyholder, has decided to exercise voting rights with respect to the Pledged Securities or any of them and subject however to Section 2(D). Grantor hereby authorizes Secured Party to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary (or other authorized official) of the Companies. This proxy is coupled with an interest and is irrevocable until such time as this Agreement is released in accordance with Section 11 hereof.

     SECTION 8.  TRANSFERS AND OTHER LIENS.  Grantor agrees that it will not:
(A) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral; (B) create or permit to exist any lien or right of others upon or with respect to any of the Pledged Collateral; or (C) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any Loan Document.

     SECTION 9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints the Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor,

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and in the name of Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion, to do any of the following acts or things if Grantor fails to do so promptly after demand by the Secured Party: (A) to do all acts and things (including without limitation, the execution, filing and/or recording of all financing statements and other documents) necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain, and protect the Pledged Collateral, including, without limitation, the authority to pay, purchase, contest, and compromise any lien or right of others which, in the reasonable judgment of Secured Party, appears to be prior or superior to Secured Party's security interests; (B) to do any and every act which Grantor is obligated to do under this Agreement; and (C) to endorse and transfer the Pledged Collateral upon foreclosure by the Secured Party; PROVIDED, HOWEVER, that Secured Party shall
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be under no obligation whatsoever to take any of the foregoing actions, and
Secured Party shall have no liability or responsibility for any act (other than Secured Party's own gross negligence or willful misconduct) or omission taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest at a rate per annum equal at all times to the Prime Rate as defined in the Loan Documents.

     SECTION 10. REASONABLE CARE. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Notwithstanding the foregoing and whether or not an Event of Default has occurred or is continuing, Secured Party shall be under no duty or obligation to: (A) exercise any voting or other rights with respect to the Pledged Collateral; (B) make or give notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notices of any other nature whatsoever in connection with the Pledged Collateral on behalf of Grantor or any other person having any interest therein;
(c) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged; or (D) take any necessary steps to preserve rights against the Companies or any other person with respect to any Pledged Collateral. In addition, Secured Party does not assume and shall not be obligated to perform the obligations of Grantor, if any, with respect to the Pledged Collateral.

     SECTION 11.  EVENTS OF DEFAULT AND REMEDIES.

          (A) RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition to the following rights and remedies, all of which may be exercised with or without further notice to Grantor, subject however to Section 2(D):

          (1) (a) to notify any issuer of any Pledged Securities, and any and all other obligors on, or partners, joint ventures or other interested parties with respect to, any Pledged Collateral, that the same has been pledged, and/or that a security interest in the same has been granted, to Secured Party, and that all dividends, distributions, and other payments thereon are to be made directly and exclusively to Secured Party, and that all dividends, distributions, and other payments thereon are to be made directly and exclusively to Secured Party; (b) to renew, extend, modify, amend, accelerate,

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accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; (c) to enter into any other agreement relating to or affecting the Pledged Collateral; and (d) to give all consents, waivers, and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

          (2) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party's name or in the name of Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

          (3) in accordance with applicable laws, to take possession of any Pledged Collateral (with or without judicial process) that has not previously been delivered to Secured Party;

          (4) to endorse, in the name of Grantor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

          (5) to transfer any or all of the Pledged Collateral into the name of Secured Party or its nominee or nominees; and

          (6) in accordance with applicable laws, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or for future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all at the sole option of and in the sole discretion of Secured Party, provided that any purchaser of the Pledged Collateral shall take such Pledged Collateral subject to limitations set forth in Section 2(D).

          (B) NOTICE OF SALE.  Secured Party shall give Grantor at least five
(5) days' prior written notice of sale of all or any party of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of the Secured Obligations) and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the same from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

          (C) PRIVATE SALES. Whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale

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may be lawfully conducted.  Without limiting the foregoing, Secured Party may:
(1) approach and negotiate with a limited number of potential purchasers; and
(2) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, Grantor agrees that if the Pledged Collateral is sold for a price which Secured Party in good faith believes to be reasonable, then: (a) the sale shall be deemed to be commercially reasonable in all respects; (b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price (less all expenses contemplated in Subsection (E) hereof); and (c) Secured Party shall incur no liability or responsibility to Grantor in connection therewith; notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in a view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral that is privately traded.

          (D) TITLE OF PURCHASERS. Upon consummation of any sale of Pledged Collateral pursuant to this Section, Secured Party shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay, and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted, provided that any purchaser of the Pledged Collateral shall take such Pledged Collateral subject to limitations set forth in Section 2(D). If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

          (E) DISPOSITION OF PROCEEDS OF SALE. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied: (1) first, to the reasonable costs and expenses (including reasonable attorneys' fees) of collecting, liquidating, selling or otherwise disposing of the Pledged Collateral including, without limitation, all costs and expenses of retaking, holding, storing, and preparing the Pledged Collateral for sale; (2) second, to the satisfaction of all Secured Obligations in such order and manner as Secured Party in its sole and absolute discretion may determine; and (3) to whomever shall be entitled thereto.

     SECTION 12. RELEASE OF GRANTOR. This Agreement and all obligations of Grantor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when all Loan Documents have expired or have otherwise been terminated. Upon such release, Secured Party shall return all Certificates representing the Pledged Collateral to the Grantor and shall endorse, execute, deliver, record, and file all instruments and documents and do all other acts and things, reasonably required for the return of the Pledged Collateral to Grantor and to evidence or document the release of Secured Party's interests arising under this Agreement, all as requested by, and/or at the expense of Grantor.

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     SECTION 13.  EVIDENCE OF AUTHORITIES.  Grantor hereby consents and agrees that the issuers of, or obligors on, or the partners or joint ventures with respect to, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other person to such issuers or such obligors or such partners or joint venturers or to any such registrar or transfer agent or trustee.

     SECTION 14. GOVERNING LAW. Except to the extent governed by applicable Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the date first above written.



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CG MEMBER, INC. PLEDGE AGREEMENT

SIGNATURE PAGE



GRANTOR:

CG MEMBER, INC.



By: /s/ Edward Wetherbee
   ---------------------------


Title: Chief Executive Officer
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